                                                                   EXHIBIT 10.14

                                                                  TAMARAC CENTER

                                 DEED OF TRUST

          (WITH SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES)

         By this instrument (this "Mortgage"), dated as of November 22, 1985, to be effective as of November 27, 1985, the undersigned, TRAMMELL CROW REAL ESTATE INVESTORS, a Texas real estate investment trust (hereinafter referred to as "Grantor"), whose address is 2001 Ross Avenue, 3500 LTV Center, Dallas, Texas 75201, to secure the obligations hereinafter described, does hereby GRANT, BARGAIN, SELL, ASSIGN and CONVEY unto the Public Trustee of the City and County of Denver, State of Colorado (hereinafter referred to as "Trustee"), to secure payment to J. HENRY SCHRODER BANK & TRUST COMPANY, a New York banking corporation (the "Indenture Trustee") the trustee under that certain indenture (the "Indenture"), dated as of November 15, 1985, by and between Grantor and the Indenture Trustee, pertaining to certain zero coupon notes due 1997, payable to the order of the Holders, a copy of which Indenture is attached hereto as Exhibit A and incorporated herein by this reference for all purposes, the following described mortgaged property (the "Mortgaged Property"), to wit:

         All of the real property located in the City and County of Denver, State of Colorado, described on the attached Exhibit B which is incorporated herein by reference (the "Land"), subject to the exceptions described on the attached Exhibit C which is incorporated herein by reference (the "Permitted Exceptions"),

         TOGETHER WITH all of Grantor's right, title and interest in and to the following, whether now owned or hereafter acquired: (a) all improvements and fixtures now or hereafter attached to or placed, erected, constructed or developed on the Land (the "Improvements"); (b) all equipment, machinery, furnishings, inventory, chattels and all other articles of personal property (the "Personal Property") now or hereafter attached to, relating to or used in or about the Improvements or the Land; (c) all water and water rights, timber, crops and mineral interests pertaining to the Land; (d) all building materials and equipment now or hereafter delivered and installed or intended to be installed in or on the Land or the Improvements; (e) all plans, specifications and drawings for the Improvements; (f) all deposits (including tenants' security deposits and escrow deposits under contracts of sale), documents, contract rights, commitments, construction contracts, architectural agreements and general intangibles

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(including, without limitation, trademarks, trade names and symbols but expressly excluding the right to use the name "Trammell Crow" or any name associated therewith or derived therefrom); (g) all permits, licenses, franchises, certificates and other rights and privileges relating to or obtained in connection with the Land, the Improvements or the Personal Property; (h) all proceeds arising from or by virtue of the sale, lease or other disposition, encumbrance or refinancing, of the Land, the Improvements and the Personal Property; (i) all proceeds (including premium refunds) of each policy of insurance relating to the Land, the Improvements or the Personal Property; (j) all proceeds from the taking of any of the Land, the Improvements, the Personal Property or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof including change of grade of streets, curb cuts or other rights of access; (k) all streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, located on or adjacent to or used in connection with the Land; (l) all of the leases, subleases, licenses or other agreements relating to the Land, the Improvements or the Personal Property, and all rents, deposits, royalties, bonuses, issues, profits, revenues, income or other benefits of the Land, the Improvements or the Personal Property, including, without limitation, cash, securities, letters of credit, guarantees or other instruments deposited pursuant to leases to secure performance by the lessees of their obligations thereunder and cash deposited in impound accounts for the payment of taxes and insurance under any deed of trust securing payment of the Indebtedness; (m) all heating, lighting, refrigeration, plumbing, ventilating, incinerating, water heating, transportation, communications, electrical and air-conditioning systems and equipment, sprinkler and fire-extinguishing systems, security systems, maintenance equipment and other fixtures or systems used in connection with the Land, the Improvements and the Personal Property; (n) all rights, hereditaments, strips, gores and appurtenances pertaining to the foregoing; and (o) all replacements, betterments, substitutions, renewals and additions to any of the above-described Mortgaged Property; and all proceeds of any of the above-described Mortgaged Property.

         TO HAVE AND TO HOLD the same, together with all and singular the privileges and appurtenances thereunto belonging, in trust, nevertheless, that in case of an Event of Default (hereinafter defined) the Indenture Trustee may declare a violation hereof and elect to advertise the Mortgaged Property for sale and demand such sale. Then, upon filing notice of such election and demand for sale with Trustee, who shall upon receipt of such notice of election and demand for sale cause a




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copy of the same to be recorded in the office of the Clerk and Recorder of the county in which said Mortgaged Property is situated, it shall and may be lawful for said Trustee to sell and dispose of the same (en masse or in separate parcels, as said Trustee may think best) and all the right, title and interest of Grantor, its successors and assigns therein, at public auction at the Bannock Street main entrance of the City and County Building in the City and County of Denver, State of Colorado, or at the main entrance to any future courthouse in and for said City and County of Denver, or on the Mortgaged Property, or any part thereof, as may be specified in the notice of such sale, for the highest and best price the same will bring in cash, four weeks' public notice having been previously given of the time and place of such sale, by advertisement weekly in some newspaper of general circulation at that time published in the City and County of Denver (which date of sale may be more than sixty but not more than one hundred twenty days after the filing of notice of election and demand, unless extended by the Indenture Trustee as provided by law). A copy of such notice of sale shall be mailed within ten days from the date of the first publication thereof to Grantor at its address given herein and to such person or persons appearing to have acquired a subsequent record interest in the Mortgaged Property at the address given in the recorded instrument evidencing such interest; provided, that where only the county and state is given as the address then such notice shall be mailed to the county
seat.   Trustee shall then make and give to the purchaser or purchasers of such
Mortgaged Property at such sale, a certificate or certificates in writing describing such Mortgaged Property purchased, and the sum or sums paid therefor, and the time when the purchaser or purchasers (or other persons entitled thereto) shall be entitled to a deed or deeds therefor, unless the same shall be redeemed as provided by law, and said Trustee shall, upon demand by the person or persons holding the said certificate or certificates of purchase, when said demand is made, or upon demand by the person entitled to a deed to and for the Mortgaged Property purchased, at the time such demand is made (the time for redemption having expired) make and execute to such person or persons a deed or deeds to the Mortgaged Property purchased, which said deed or deeds shall be in the ordinary form of a conveyance, and shall be signed, acknowledged and delivered by Trustee, as grantor, and shall convey and quitclaim to such person or persons entitled to such deed, as grantee, the said Mortgaged Property purchased as aforesaid, and all the right, title, interest, benefit and equity of redemption of Grantor, its successors and assigns therein, and shall recite the sum or sums for which the said Mortgaged Property was sold and shall refer to the power of




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sale herein contained, and to the sale or sales made by virtue thereof.   In
case of an assignment of such certificate or certificates of purchase or in the case of redemption of such Mortgaged Property by a subsequent encumbrancer, such assignment or redemption shall also be referred to in such deed or deeds, but the notice of sale need not be set out in such deed or deeds. Trustee shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges and costs of making said sale, pay to the Indenture Trustee all amounts due pursuant to the Indenture, rendering the overplus, if
any, unto Grantor.   Such sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against Grantor and its successors and assigns, and all other persons claiming the said Mortgaged Property, or any
part thereof by, through, from or under Grantor.   It shall not be obligatory
upon the purchaser or purchasers at any such sale to see to the application of
the purchase money.   If a release deed be required, Grantor or its successors
or assigns shall pay the expense thereof.   Nothing herein dealing with
foreclosure procedures or specifying particular actions to be taken by the Indenture Trustee or by Trustee shall be deemed to contradict or add to the requirements and procedures (now or hereafter existing) of Colorado law and any such conflict or inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.

         AND Grantor, for itself and its successors and assigns, covenants and agrees to and with Trustee for the benefit of the Indenture Trustee, that at the time of the ensealing and delivery of these presents Grantor is well seised of the Property in fee simple, and that Grantor has good right, full power and lawful authority to grant, bargain, sell and convey the Mortgaged Property in manner and form as aforesaid, hereby fully and absolutely waiving and releasing all rights and claims in or to the Mortgaged Property as homestead or other exemption, under and by virtue of the Constitution of the State of Colorado or of any act of the General Assembly of said State, now existing or which may hereafter be enacted in relation thereto; and that the same are free and clear of all liens and encumbrances whatsoever, excepting only those matters set forth in Exhibit B attached hereto and by this reference made part hereof.

         AND the above bargained Property in the quiet and peaceable possession of Trustee, his successors and assigns, against all and every person or persons lawfully claiming or to claim the whole or any part thereof, Grantor shall and will warrant and forever defend.




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                                   ARTICLE I

                                  INDEBTEDNESS

         This Mortgage is given to secure the payment of all sums and performance of all obligations and covenants contained in this Mortgage and of the Indenture. Unless otherwise defined herein, certain capitalized terms
shall have the meaning ascribed to said terms by the Indenture.   The
above-described obligations are hereinafter collectively called the "Indebtedness."

                                   ARTICLE II

                         ASSIGNMENT OF RENTS AND LEASES

         2.1 Assignment of Rents, Profits, etc. Grantor hereby absolutely and unconditionally assigns to the Indenture Trustee all of its right, title and interest in and to the rents, royalties, bonuses, issues, profits, revenue, income and other benefits derived from the Mortgaged Property or arising from the use or enjoyment of any portion thereof or from any lease, sublease, licenses or other agreement pertaining thereto, and any and all damages following default under such leases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability, together with any and all rights that Grantor may have against any tenant under such leases or any subtenants or occupants or users of any part of the Mortgaged
Property (collectively, the "Rents").   Prior to an Event of Default (as
hereinafter defined), Grantor shall have a license to collect and receive all Rents and to apply same in accordance with the terms and provisions of the Indenture.

         2.2  Assignment of Leases.   Grantor hereby absolutely and
unconditionally assigns to the Indenture Trustee all of its right, title and interest in and to existing and future leases, including subleases thereunder, and any and all extensions, renewals, modifications, and replacements thereof, covering any part of the Mortgaged Property (collectively, the "Leases"). Grantor hereby further assigns to the Indenture Trustee all guaranties of tenants' performances under the Leases.

         2.3   Indenture Trustee in Possession.   The Indenture Trustee's
acceptance of this assignment shall not be deemed to constitute the Indenture Trustee a "mortgagee in possession" nor obligate the Indenture Trustee to appear in or defend any proceeding relating to any of the Leases or to the Mortgaged




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Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any tenant and not delivered to the Indenture Trustee, prior to entry upon and taking possession of the Mortgaged Property by the Indenture Trustee. The Indenture Trustee shall not be liable for any injury or damage to person or property in or about the Mortgaged Property.

         2.4   Indemnification.   Grantor hereby agrees to indemnify the
Indenture Trustee and hold the Indenture Trustee harmless from all liability, damage or expense incurred by the Indenture Trustee from any claims under the
Leases as well as all amounts indemnified against under the Indenture.   All
amounts indemnified against hereunder, including reasonable attorneys' fees, if paid by the Indenture Trustee shall be payable by Grantor immediately upon demand by the Indenture Trustee and shall be secured hereby.

         2.5  Right to Rely.   After the occurrence of an Event of Default
(hereinafter defined), Grantor hereby authorizes and directs the tenants under the Leases to pay Rents to the Indenture Trustee upon written demand by the Indenture Trustee, without further consent of Grantor, and the tenants may rely upon any written statement delivered by the Indenture Trustee to the tenants. Any such payment to the Indenture Trustee shall satisfy the obligations of such tenant to make payment to Grantor under the Leases to the extent of the payment made to the Indenture Trustee.

                                  ARTICLE  III

                               SECURITY AGREEMENT

         3.1  Security Interest.   This Mortgage shall be a security agreement
between Grantor, as the debtor, and the Indenture Trustee, as the secured party, covering the Mortgaged Property constituting personal property or fixtures governed by the Uniform Commercial Code, as enacted and amended from time to time in the state in which the Land is situated (hereinafter called the "Code"), and Grantor grants to the Indenture Trustee a security interest in such portion of the Mortgaged Property. In addition to the Indenture Trustee's other rights hereunder, the Indenture Trustee shall have all rights of a
secured party under the Code.   Grantor shall execute and deliver to the
Indenture Trustee all financing statements that may be necessary or advisable to establish and maintain the validity, perfection and priority of the Indenture Trustee's security




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interest, and Grantor shall bear all costs thereof, including all Code
searches reasonably required by the Indenture Trustee.   If the Indenture
Trustee should desire to dispose of any of the Mortgaged Property pursuant to the Code, and if the Code requires prior notice to Grantor of such disposition, ten (10) days written notice by the Indenture Trustee to Grantor shall be deemed to be reasonable notice; provided, however, the Indenture Trustee may dispose of such property in accordance with the foreclosure procedures hereof in lieu of proceeding under the Code.

         3.2  Notice of Changes.   Grantor shall give advance notice in writing
to the Indenture Trustee of any proposed change in Grantor's name, identity, or structure and shall execute and deliver to the Indenture Trustee, prior to or concurrently with the occurrence of any such change, all additional financing statements that the Indenture Trustee may require to establish and maintain the validity and priority of the Indenture Trustee's security interest with respect to any of the Mortgaged Property.

         3.3  Financing Statement.   Some of the items of the Mortgaged
Property described herein are goods that are or are to become fixtures related to the Land, and it is intended that, as to those goods, this instrument shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Mortgaged Property is situated. Information concerning the security interest created by this instrument may be obtained from the Indenture Trustee, as secured party, at the address of One State Street, New York, New York 10015. The mailing address of Grantor as debtor is as stated above.

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES, COVENANTS
                           AND AGREEMENTS OF GRANTOR

         Grantor does hereby warrant and represent to and covenant and agree with the Indenture Trustee as follows:

         4.1  Title to Mortgaged Property and Lien of this Mortgage.   Grantor
has good and marketable title to the Land and the Improvements, and good and marketable title to the remainder of the Mortgaged Property, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever, except for the Permitted Exceptions.




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         4.2  Limitation of Liability.  Any obligation or liability whatsoever of the Grantor which may arise at any time under this Mortgage, or any obligation or liability incurred by it pursuant to any other instrument, transaction or undertaking contemplated by this Mortgage, shall be satisfied, if at all, out of the Grantor's property only. No such obligation or liability shall be personally binding upon nor shall there be any resort for the enforcement thereof to the private property of any of its Trust Managers, shareholders, officers, employees or agents, regardless of whether such obligations or liability are in the nature of contract, tort or otherwise.

         4.3  Repair.   Grantor will cause the Mortgaged Property to be
maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, which in the judgment of the Grantor may be necessary or prudent so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however that nothing in this Section 4.3 shall prevent the Grantor from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Grantor, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

         4.4     Insurance.

                 (a) Grantor will at all times keep all the Mortgaged Property of an insurable nature and of the character usually insured by companies operating similar properties, insured in amounts customarily carried, and against loss or damage from such causes as are customarily insured against, by similar companies.

                 (b) All such insurance shall be effected with insurance carriers having a claims paying rating of "AA" or better by Standard & Poor's
Corporation.   All policies or other contracts for such insurance on the
Mortgaged Property shall provide that the proceeds of such insurance (except in the case of any particular casualty resulting in damage or destruction not exceeding $931,242.75 in the aggregate) shall be payable, subject to the requirements of any Prior Lien, to the Indenture Trustee as its interest may appear (by means of a standard mortgagee clause or other similar clause
acceptable to the Indenture Trustee, without contribution).   Each policy or
other contract for such insurance, or such mortgagee clause, shall contain an agreement by the insurer that, notwithstanding any right of cancellation reserved to such insurer, such policy or




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
contract shall not be cancelled unless and until the insurer has provided the Indenture Trustee written notice thirty calendar days prior to cancellation. As soon as practicable after the execution of this Mortgage, and within 120 calendar days after the close of each fiscal year thereafter, and at any time upon the request of the Indenture Trustee, Grantor will deliver to the Indenture Trustee an officer certificate containing a detailed list of the insurance in force upon the Mortgaged Property on a date therein specified (which date shall be within 30 calendar days of the filing of such certificate), including the names of the insurers with which the policies and other contracts of insurance of the Mortgaged Property are carried, the numbers, amounts and expiration dates of such policies and other contracts and the property and hazards covered thereby, and stating that the insurance so listed complies with this Section 4.4, together with copies of all insurance policies or certificates thereof.

                 (c) All proceeds of any insurance of any part of the Mortgaged Property not payable to the Indenture Trustee or the trustee, mortgagee or other holder or beneficiary of a Prior Lien shall be applied in
accordance with the Indenture.   In the event that the proceeds of insurance
are made available for restoration, Grantor shall restore the Improvements to substantially the same condition and quality of the Improvements prior to the casualty.

         4.5  Taxes.   Grantor will pay, prior to delinquency, all taxes,
assessments and governmental charges or levies imposed upon it or the Mortgaged Property, and all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a lien upon the Mortgaged Property; provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings, so long as such contest shall not create a risk
of forfeiture of all or any portion of the Mortgaged Property.   Nothing
contained herein shall constitute the consent of the Indenture Trustee to subject the Mortgaged Property to any of the aforesaid liens.

         4.6  Casualty and Condemnation.   All proceeds, judgments, decrees
and awards for injury or damage to the Mortgaged Property, and all awards pursuant to proceedings for condemnation thereof, are hereby assigned in their entirety to the Indenture Trustee, who shall apply the same in accordance with
the Indenture.   Immediately upon its obtaining knowledge of the institution or the threatened institution of any proceedings for the condemnation of the Mortgaged Property, Grantor shall notify the Indenture Trustee of such fact.




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
Grantor shall then, if requested by the Indenture Trustee, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to the Indenture Trustee for disposition pursuant to the terms of sub-section 4.4(c) hereinabove. The Indenture Trustee shall be entitled to participate in same and to be represented therein by counsel of its own choice, and Grantor shall deliver, or cause to be delivered, to the Indenture Trustee such instruments as may be requested by it from time to time to permit such participation.

         4.7  Compliance with Laws.   Grantor shall cause the Mortgaged
Property and the use thereof to comply with all laws, rules, ordinances, regulations, covenants, conditions, restrictions, orders and decrees of any governmental authority or court applicable to Grantor or the Mortgaged Property and its use, and Grantor shall pay all fees or charges of any kind in connection therewith.

         4.8  Operation.   For so long as there is no Event of Default
hereunder, Grantor may use and operate, alter and improve, manage, lease and maintain the Land, Improvements and Personal Property in accordance with customary and prudent management practices and in accordance with the provisions hereof and of the Indenture.

         4.9  Successors and Assigns; Use of Terms.   The covenants herein
contained shall bind, and the benefits and advantages hereof shall inure to, the respective heirs, executors, administrators, personal representatives,
successors and assigns of the parties hereto.   Whenever used, the singular
number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, conditions, obligations and warranties of Grantor in this instrument shall be joint and several obligations of Grantor and of each Grantor, if more than one, and of
each Grantor's heirs, personal representatives, successors and assigns.   Each
party who executes this instrument and each subsequent owner of the Mortgaged Property, or any part thereof (other than Trustee), covenants and agrees that it will perform, or cause to be performed, each term and covenant of this instrument as if such party were the named Grantor.

         4.10 Severability. If any provision of this instrument is held to be illegal, invalid, or unenforceable under present or future laws effective while this instrument is in effect, the legality, validity and enforceability of the remaining provisions of this instrument shall not be affected thereby,




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
and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this instrument a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         4.11 Unsecured Indebtedness.   If any of the Indebtedness shall be
unsecured, the unsecured portion of the Indebtedness shall be completely paid prior to the payment of the secured portion of such Indebtedness, and all payments made on account of the Indebtedness shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Indebtedness.

         4.12 Modification or Termination. This Mortgage may only be modified in accordance with the terms of the Indenture.

         4.13 No Partnership.   Nothing contained in this Mortgage is intended
to create any partnership, joint venture or association between Grantor and the Indenture Trustee, or in any way make the Indenture Trustee a co-principal with Grantor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

         4.14 Headings.   The Article, Paragraph and Subparagraph headings
hereof are inserted for convenience of reference only and shall not alter, define, or be used in construing the text of such Articles, Paragraphs or Subparagraphs.

         4.15  Governing Law.   This Mortgage and the enforcement of the
provisions hereof shall be governed by the laws of the State of Colorado and the laws of the United States applicable to transactions in such state.

                                   ARTICLE V

                               EVENTS OF DEFAULT

         5.1  Default of Indenture.   It shall be an "Event of Default"
hereunder if Grantor commits an Event of Default, as that term is defined by the Indenture.




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
                                   ARTICLE VI

                                    REMEDIES

         If an Event of Default shall occur, Trustee may exercise any one or more of the remedies provided in the Indenture or the following remedies, without notice:

         6.1     Enforcement of Assignment of Rents and Leases.
Trustee may:

                 (a) terminate the license granted to Grantor to collect the Rents and enforce the Leases, and thereafter collect and sue for the Rents in Trustee's own name, give receipts and releases therefor, and after deducting all expenses of collection, including reasonable attorneys' fees, apply the net proceeds thereof to any Indebtedness in accordance with the Indenture;

                 (b) make, modify, enforce, cancel or accept surrender of any Leases, evict tenants, adjust the Rents, maintain, decorate, refurbish, repair, clean, and make space ready for renting, and otherwise do anything Trustee deems advisable in connection with the Mortgaged Property;

                 (c) apply the Rents so collected to the operation and management of the Mortgaged Property, including the payment of reasonable management, brokerage and attorneys' fees, or to the Indebtedness; and

                 (d) require Grantor to transfer all security deposits and records thereof to Trustee.

         6.2  Foreclosure.   The Indenture Trustee may direct the Trustee sell
all or part of the Mortgaged Property pursuant to the terms hereof.

         6.3  Tenancy at Will.   In the event of a trustee's sale hereunder and
if at the time of such sale Grantor or any other party occupies the portion of the Mortgaged Property so sold or any part thereof, such occupant, at the option of such purchaser, shall immediately become the tenant of the purchaser at such sale, which tenancy, at the option of such purchaser, shall be a tenancy at will, at a reasonable rental per day based upon the value of the portion of the Mortgaged Property so occupied, such rental to be due and payable daily to the purchaser. An action of forcible detainer shall lie if the tenant holds over after a demand in writing for possession of such Mortgaged Property.




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
         6.4 Indemnification of Trustee. Except for gross negligence or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment in connection with exercising the remedies provided herein. Trustee may rely on any document believed by him in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon. Grantor shall indemnify Trustee and hold Trustee harmless against all liability, cost, damage or expense that Trustee may incur in the performance of his duties hereunder.

         6.5  Lawsuits.   Trustee may proceed by a suit or suits in equity or
at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction.

         6.6 Entry on Mortgaged Property. Upon occurrence of an Event of Default hereunder, the Indenture Trustee may enter into and upon and take possession of all or any part of the Mortgaged Property, and may exclude Grantor, and all persons claiming under Grantor, and its or their agents or servants, wholly or partly therefrom; and, holding the same, the Indenture Trustee may use, administer, manage, operate, and control the Mortgaged Property and may exercise all rights and powers of Grantor in the name, place and stead of Grantor, or otherwise, as the Indenture Trustee shall deem best; and in the exercise of any of the foregoing rights and powers the Indenture Trustee shall not be liable to Grantor for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of the Indenture Trustee. The Indenture Trustee's powers shall include the right to complete construction of any part of the Mortgaged Property and to make any repairs or alterations necessary or advisable for the successful operation of the Mortgaged Property.

         6.7  Trustee or Receiver.   The Indenture Trustee may make application
to a court of competent jurisdiction, as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, for appointment of a receiver of the Mortgaged Property, and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full




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
power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions hereof.

         6.8  Remedies Cumulative, Concurrent and Nonexclusive.   The Indenture
Trustee shall have all rights, remedies and recourses granted in this Mortgage or the Indenture or available at law or equity (including, without limitation, those granted by the Code and applicable to the Mortgaged Property, or any portion thereof) and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated for the Indebtedness, or any part thereof or against any one or more of them, or against the Mortgaged Property, at the sole discretion of the Indenture Trustee, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive, nor shall exercise of any one or more constitute a waiver of a right to any other right, remedy or recourse thereafter.

         6.9 Compensation to Trustee. Grantor hereby agrees to pay to Trustee reasonable compensation for all services rendered by it hereunder and to reimburse Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by Trustee in accordance with any provision hereof.

                                  ARTICLE VII

         7.1  Prior Liens.   It is expressly understood and agreed that the
lien of this Mortgage is subject, subordinate and inferior to the lien of that certain Deed of Trust duly filed of public record in Volume 1759, Page 347 of the Deed of Trust Records of Denver County, Colorado (the "Prior Lien"), securing the payment of that certain promissory note dated September 29, 1978, in the original principal amount of $1,600,000.00, executed by Crow-Watson #1 and payable to the order of Connecticut General Life Insurance Company. Notwithstanding anything contained herein to the contrary, in the event that any of the obligations of Grantor herein (except for the obligations set forth in paragraph 2.4 hereof) conflict with any of the obligations of Grantor set forth in the Prior Lien, the obligations of the Prior Lien shall control and such conflicting obligations hereof shall be of no force and effect to the extent of such conflict.

         This Deed of Trust is being delivered and recorded prior to its effective date and such delivery shall continue through the effective date and thereafter to the extent necessary to complete such delivery and the conveyance intended by this Deed of Trust.

         EXECUTED as of the date first set forth above.

                                                GRANTOR:

                                                TRAMMELL CROW REAL ESTATE
                                                INVESTORS, a Texas real
                                                estate investment trust



                                                By: /s/ DAVID CLOSSEY
                                                    Name: David Clossey
                                                          Trust Manager




5361r

STATE OF TEXAS     )
                   )
COUNTY OF DALLAS   )

         BEFORE ME, the undersigned authority, personally appeared David F. Clossey, Trust Manager of Trammell Crow Real Estate Investors, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed same as the act of such trust, for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 22nd day of November,
1985.

My Commission Expires:                                /s/ SUSANNE FORD
                                                    NOTARY PUBLIC IN AND FOR
                                                       THE STATE OF TEXAS
                 SUSANNE FORD
{SEAL}    NOTARY PUBLIC STATE OF TEXAS
          COMMISSION EXPIRES: 4-16-89





5361r

                                                                  Tamarac Center

                                   EXHIBIT B

A parcel of land located in the W 1/2 of the SW 1/4 of Section 33, Township 4 South, Range 67 West of the 6th P.M., more particularly described as follows:
COMMENCING on a point on the North Right-of-Way line of Hampden Avenue as deeded and recorded in Book 948 at Page 518 of the Records of Arapahoe County, said point being 60 feet North of the South line of said SW 1/4 and also being the TRUE POINT OF BEGINNING of the right of way description of South Tamarac Drive as deeded and recorded in Book 73 at Page 7 of the Records of the City and County of Denver;
thence Northerly along the Westerly right of way of said South Tamarac Drive,
490.00 feet to a point of curve;
thence along a curve to the left having a radius of 1,658.00 feet, a central angle of 28 degrees 12' 32", an arc distance of 816.29 feet;
thence on an angle to the left of 89 degrees 23' 43", 125.60 feet to a point of curve;
thence along a curve to the right having a radius of 25.00 feet, a central angle of 83 degrees 40' 30", an arc distance of 36.51 feet;
thence on an angle to the left of 85 degrees 49' 18", 15.83 feet to the POINT OF BEGINNING;
thence continuing along the aforesaid course, 50.05 feet;
thence on an angle to the left of 60 degrees 14' 58", 232.98 feet;
thence on an angle to the right of 90 degrees 00' 00", 120.75 feet;
thence on an angle to the left of 90 degrees 00' 00", 140.54 feet;
thence on an angle to the right of 90 degrees 00' 00", 106.40 feet;
thence on an angle to the right of 45 degrees 00' 00", 5.56 feet;
thence on an angle to the right of 44 degrees 45' 45", 360.19 feet;
thence on an angle to the left of 24 degrees 37' 00", 105.81 feet to a point on the Southerly right of way of Eastman Avenue and a point of curve;
thence on an angle to the right of 91 degrees 03' 11" and along said Southerly right of way and along a curve to the left having a radius of 680.00 feet, a central angle of 10 degrees 31' 56", an arc distance 125.00 feet to a point of tangent;
thence along said Southerly right of way and along said tangent, 123.72 feet; thence on an angle to the right of 94 degrees 44' 50", 221.22 feet to the POINT OF BEGINNING.
TOGETHER WITH all right, title and interest of the owner of said property in, to or under that certain Reciprocal Easement Agreement among Tamarac Square #1, Annuity Board of the South Baptist Convention and Tamarac Square #2, date May 23, 1974 and recorded on September 11, 1974 in Book 943 at Page 167 of the real property records of the City and County of Denver, Colorado.

TOGETHER WITH all right, title and interest of the owner in, to or under that certain reciprocal easement agreement between Annuity Board of the Southern Baptist Convention and Crow Tamarac Square Associates dated June 7, 1978 and recorded July 17, 1978 in Book 1706 at Page 91.
TOGETHER WITH all right, title and interest of the owner of said property in, to or under that certain Construction Easement from Crow Tamarac Square Associates to Crow-Watson #1, dated September 28, 1978 and recorded September 29, 1978 in Book 1759 at Page 260.

                                                                  Tamarac Center

                              EXHIBIT C - PARCEL D

1. Easement and right of way for Sanitary Sewer granted by Monaco Investment Co. to Goldsmith Gulch Sanitation District by instrument recorded March 21, 1963 in Book 1416 at Page 379, Arapahoe County Records.

2. Easement and right of way to construct, operate, maintain and remove such communication and other facilities, as granted to The Mountain States Telephone and Telegraph Company, a Colorado Corporation by Community Development Co., et al, in the instrument recorded September 30, 1970 in Book 230 at Page 614.

3. Covenants, Conditions and Restrictions, which do not contain a forfeiture or reverter clause, but omitting restrictions, if any, based on race, color, religion or national origin, as contained in instrument recorded March 30, 1973 in Book 667 at Page 674.

4. Terms, agreements, provisions, conditions and obligations as contained in Reciprocal Easement among Tamarac Square #1, Annuity Board of the Southern Baptist Convention and Tamarac Square #2, recorded September 11, 1974 in Book 943 at Page 167.

5. Easement and right of way for sewer purposes, as granted to the City and County of Denver, a Colorado Municipal Corporation, by Trammell Crow Company, a General Partnership, in the instrument recorded May 10, 1976 in Book 1243 at Page 243 and as amended by instrument recorded February 2, 1977 in Book 1384 at Page 596.

6. Reciprocal Easement Agreement by and between Annuity Board of The Southern Baptist Convention and Crow Tamarac Square Associates, recorded July 17, 1978 in Book 1706 at Page 91.

7. Easement and right of way for construction easement, as granted to Crow-Watson #1, a Texas Limited Partnership by Tamarac Square #1, a Texas Limited Partnership, in the instrument recorded September 29, 1978 in Book 1759 at Page 260.

8. Pedestrian Bridge Agreement by and between the City and County of Denver, a Municipal Corporation, and Crow-Denoff Associates, a Colorado Limited Partnership, recorded June 9, 1980 in Book 2175 at Page 468.

9. Easement and right of way for a Right-of-Way Easement and the right to construct, operate, maintain and remove such communication and other facilities, as granted to Mountain States Telephone and Telegraph Company, a Colorado Corporation by Crow-Watson #1, a Texas Limited Partnership, in the instrument recorded September 26, 1983 in Book 2916 at Page 599.

10. Gulch Agreement by and between Crow Tamarac Square Associates, Crow Denoff Associates, Crow-Watson #7, and Crow-watson #1, recorded May 11, 1984 in Book 3095 at Page 521.

11. Easement and right of way for utility easement, as granted to Public Service Company of Colorado by Crow-Watson #7, a Texas Limited Partnership, in the instrument recorded January 15, 1985 as Reception No. 064966.

12. Deed of Trust from Crow-Watson #1, a Texas Limited Partnership, to the Public Trustee of the City and County of Denver for the use of Connecticut General Life Insurance Company to secure a loan in the original principal amount of $1,600,000 dated September 29, 1978, and recorded on October 2, 1978 in Book 1759 at Page 347.

13. Assignment of Rents recorded October 2, 1978 in Book 1759 at Page 371, given in connection with the above Deed of Trust.

14. Security interest under the Uniform Commercial Code affecting the subject property, notice of which is given by Financing Statement from Crow-Watson #1, debtors, to Connecticut General Life Insurance Company, secured party, filed July 13, 1979 in Book 1959 at Page
         433.

15.      Rights of tenants in possession under approved leases.

16.      Lien for taxes not yet due and payable.

17. Subject to street improvement assessment No. 0593-00052-002, with an unpaid interest balance of $12,605.49.

18. Easement and right of way for pipelines and appurtenances as granted to City and County of Denver, acting by and through its Board of Water Commissioners, by Tamarac Square #1, a Co-Partnership, in the instrument recorded May 28, 1975 in Book 1060 at Page 701, as amended by instruments recorded July 11, 1975 in Book 1085 at Page 666 and September 29, 1975 in Book 1128 at Page 567.

19. Easement and right of way for utility lines, as granted to Public Service Company of Colorado by Crow-Watson #1, a Texas Limited Partnership, in the instrument recorded March 27, 1979 in Book 1877 at Page 267.